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                                                                      EXHIBIT 21
               UNITRODE CORPORATION AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

     All operating subsidiaries of the Registrant as of January 31, 1999 (except subsidiaries which considered in the aggregate do not constitute a significant subsidiary) were as follows:

                                                                                 % OF VOTING
                                                              JURISDICTION OF    SECURITIES
NAME OF SUBSIDIARY                                             INCORPORATION        OWNED
------------------                                            ---------------    -----------
Benchmarq Microelectronics, Inc. ...........................  Delaware               100%
Unitrode B.V. ..............................................  Netherlands            100%
Unitrode Electronics Asia Ltd. .............................  Hong Kong              100%
Unitrode Electronics GmbH...................................  West Germany           100%
Unitrode Electronics (Singapore) Pte. Ltd. .................  Singapore              100%
Unitrode S.r.l. ............................................  Italy                  100%
Unitrode U.K. Limited.......................................  United Kingdom         100%